UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		December 10, 2003

Eateries, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	0-14968	73-123048
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Santa Fe Avenue, Edmond, Oklahoma		73003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		405-705-5000

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

FOR IMMEDIATE RELEASE                                                                                   Contact: Vincent F. Orza, Jr.

EATS.OB                                                                                                                                              405-705-5000

Eateries, Inc. Files De-Registration Form

            December 10, 2003 Oklahoma City, Oklahoma.  Eateries, Inc.'s Chairman & CEO Vincent F. Orza, Jr. announced that on December 8, 2003, Eateries filed a Form 15 with the Securities and Exchange Commission. Mr. Orza commented, "The filing of Form 15 commences a 90-day period after which Eateries will cease to be a registered, public company with the Securities and Exchange Commission. The Board of Directors believes that going private will result in substantial savings to the company."

In addition to the release, the Company is sending a letter to its shareholders advising them of the action and will post information of material interest on it’s website at eats-inc.com, Company Information, Shareholder Information.

Eateries, Inc. is headquartered in Edmond, Oklahoma, and owns, operates, franchises, and licenses 61 restaurants in 20 states under the names Garfield’s Restaurant and Pub, Garcia’s Mexican Restaurants and Pepperoni Grill. For additional information, contact Vincent F. Orza, Jr. at 405-705-5000.

From time to time, the Company may publish forward-looking statements relating to certain matters including anticipated financial performance, business prospects, the future opening of Company-owned and franchised restaurants, anticipated capital expenditures, and other matters. All statements other than statements of historical fact contained in this press release or in any other report of the Company are forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of that safe harbor, the Company notes that a variety of factors, individually or in the aggregate, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements including, without limitation, consumer spending trends and habits; competition in the casual dining restaurant segment; weather conditions in the Company’s operating regions; laws and government regulations; general business and economic conditions; availability of capital; success of operating initiatives and marketing and promotional efforts; and changes in accounting policies. In addition, the Company disclaims any intent or obligation to update those forward-looking statements.